The Universal Institutional Funds Inc. Core Plus
Fixed Income Portfolio
Item 77O- Transactions effected pursuant to Rule
10f-3


Securities Purchased:  Teva Pharmaceutical Finance
2.200% due 7/21/2021
Purchase/Trade Date:	7/18/2016
Offering Price of Shares: $99.835
Total Amount of Offering: $3,000,000,000
Amount Purchased by Fund: $470,000
Percentage of Offering Purchased by Fund: 0.016%
Percentage of Fund's Total Assets: 0.24%
Brokers: Barclays Group, BofA Merrill Lynch,
BNP Paribas, Credit Suisse, HSBC, Mizuho
Securities, Citigroup, Morgan Stanley, RBC Capital
Markets, SMBC Nikko, Bank of China, MUFG,
BBVA, PNC Capital Markets LLC,
COMMERZBANK, Scotiabank, Lloyds Securities,
TD Securities
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Federal Home Loan Banks
0.875% due 10/1/2018
Purchase/Trade Date:	8/25/2016
Offering Price of Shares: $99.932
Total Amount of Offering: $3,750,000,000
Amount Purchased by Fund: $1,990,000
Percentage of Offering Purchased by Fund: 0.053%
Percentage of Fund's Total Assets: 1.00%
Brokers: Merrill Lynch, Pierce, Fenner & Smith
Incorporate, Nomura Securities International Inc., Wells
Fargo Securities, LLC, Barclays Capital Inc., Citigroup
Global Markets Inc., Deutsche Bank Securities Inc.,
FTN Financial Capital Markets, HSBC Securities (USA)
Inc., Morgan Stanley & Co. LLC, TD Securities (USA)
LLC
Purchased from: Bank of America
Firm Commitment Underwriting: YES
Issuer has over three years of continuous
operations*: YES
Percent of offering purchased by Fund and all other
accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is
reasonable and fair compared to the underwritings
of similar securities: YES
* Muni issuers must also have an investment grade
rating from at least one NRSRO; or if less than
three years of continuous operations, must have one
of the three highest rating categories from at least
one NRSRO.
Securities Purchased:  Siemens
Financieringsmaatschappij N.V. 2.350% due
10/15/2026
Purchase/Trade Date:	9/6/2016
Offering Price of Shares: $99.713
Total Amount of Offering: $1,700,000,000
Amount Purchased by Fund: $525,000
Percentage of Offering Purchased by Fund: 0.031%
Percentage of Fund's Total Assets: 0.26%
Brokers: Goldman, Sachs & Co., Barclays, BBVA,
BNP PARIBAS, COMMERZBANK, BofA Merrill
Lynch, Societe Generale Corporate & Investment
Banking, Morgan Stanley, UniCredit Bank
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Royal Bank of Scotland
Group Pic 3.875% due 9/12/2023
Purchase/Trade Date:	9/7/2016
Offering Price of Shares: $99.970
Total Amount of Offering: $2,650,000,000
Amount Purchased by Fund: $425,000
Percentage of Offering Purchased by Fund: 0.016%
Percentage of Fund's Total Assets: 0.21%
Brokers: RBS,  BNP PARIBAS, BofA Merrill
Lynch, Morgan Stanley, BNY Mellon Capital
Markets, LLC, CIBC Capital Markets, Danske
Markets Inc., Societe Generale Corporate &
Investment Banking, UniCredit Capital Markets
Purchased from: Bank of America
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.





Securities Purchased:  Thermo Fisher Scientific Inc.
2.950% due 9/19/2026
Purchase/Trade Date:	9/14/2016
Offering Price of Shares: $98.787
Total Amount of Offering: $1,200,000,000
Amount Purchased by Fund: $300,000
Percentage of Offering Purchased by Fund: 0.025%
Percentage of Fund's Total Assets: 0.15%
Brokers: J.P. Morgan, Citigroup, Deutsche Bank
Securities, BofA Merrill Lynch, Barclays, US
Bancorp, BNP PARIBAS, BNY Mellon Capital
Markets, LLC, Credit Suisse, HSBC, ING,
KeyBanc Capital Markets, Loop Capital Markets,
Mizuho Securities, Morgan Stanley, MUFG, SMBC
Nikko, Scotiabank, Wells Fargo Securities
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.